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John Hancock Advisers, LLC                                     John Hancock Logo
101 Huntington Avenue
Boston, Massachusetts 02199-7603

June 17, 2005



The Bank of New York
One Wall Street
New York, NY  10286

Re:  JOHN HANCOCK EQUITY TRUST
     John Hancock Technology Leaders Fund

Dear Sirs:

     John Hancock Equity Trust (the "Trust"), a Massachusetts business trust, on its own behalf and on behalf of the above-named series of the Trust (the "Fund") hereby notifies The Bank of New York (the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Custody Agreement, Foreign Custody Manager Agreement, and Fund Accounting Agreement, effective December 3, 2004.

     If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.


                                    JOHN HANCOCK EQUITY TRUST on behalf of
                                    John Hancock Technology Leaders Fund


                                    By:  /s/James A. Shepherdson
                                         James A. Shepherdson
                                         President, and Chief Executive Officer



THE BANK OF NEW YORK


By:    /s/Ira R. Rosner
Name:  Ira R. Rosner
Title: Vice President